UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2014

THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-07151	31-0595760
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1221 Broadway, Oakland, California  94612-1888
(Address of principal executive offices)   (Zip code)

(510) 271-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 17, 2014, the Board of Directors of The Clorox Company (the “Company”) approved a management recommendation to discontinue operations of its affiliate Corporación Clorox de Venezuela S.A. (“Clorox Venezuela”) through the immediate closure of its facilities in Venezuela and the termination of its Clorox Venezuela employees, effective September 22, 2014. This action is the result of pricing and other operating restrictions imposed by the Venezuelan government and related conditions that caused Clorox Venezuela to be insolvent and no longer financially viable.

With this exit, the historical and future financial results of Clorox Venezuela, as well as exit costs and other expenses related to the termination of the business, will be reflected as discontinued operations. The Company expects to recognize in discontinued operations $60 million to $65 million in after-tax exit costs and other expenses during fiscal year 2015, with the majority of these charges occurring in the first quarter ending September 30, 2014. The Company also expects to recognize in discontinued operations approximately $10 million to $15 million in additional after-tax costs in fiscal years 2016 through 2018.

In fiscal year 2015, cash expenditures relating to the termination of the business are expected to be in the range of $18 million to $20 million. These amounts are expected to be more than offset by anticipated tax benefits. Total cash expenditures through fiscal year 2018 are expected to be in the range of $45 million to $50 million, or $5 million to $10 million after tax.

On a pre-tax basis, approximately $30 million to $35 million of the exit costs are estimated to result from the impairment of assets related to property, equipment, inventory and other elements of net working capital, and trademarks. Additionally, an estimated $50 million to $55 million of the pre-tax exit and other termination-related expenses are anticipated to relate to the following: the termination of employees (approximately $3 million to $5 million), administrative costs for wind-down activities (approximately $12 million to $15 million), contract and other termination costs (approximately $5 million), and other reasonably possible expenses related to the termination of the business (approximately $30 million). The exit will also result in a pre-tax charge in discontinued operations of $31 million related to accumulated historical foreign currency translation losses, which was previously included in Accumulated Other Comprehensive Loss in the Company’s balance sheet.

In total, exit costs and other termination-related expenses are expected to be approximately $111 million to $121 million on a pre-tax basis. Net of anticipated tax benefits, total exit costs and other termination-related expenses are expected to be approximately $70 million to $80 million.

The Company’s press release related to this exit is attached as Exhibit 99.1 and incorporated by reference.

Item 2.06 Material Impairments.

The information set forth under Item 2.05 of this report on Form 8-K is incorporated by reference into this Item 2.06.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press Release dated September 22, 2014 of The Clorox Company

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY

Date:	Sept. 22, 2014	By:	/s/ Laura Stein
Senior Vice President –
General Counsel

THE CLOROX COMPANY

FORM 8-K

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release dated September 22, 2014 of The Clorox Company